SECOND QUARTER 2025 NET INCOME OF $199 MILLION, $1.42 PER SHARE
Broad-based Loan Growth and Continued Strong Capitalization
Favorable Expense and Fee Income Trends Drove Higher Profitability

“Today we reported second quarter net income of $199 million, representing a 16% increase over the prior quarter,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “Improved customer sentiment contributed to broad-based loan growth, offsetting modest deposit pressures and keeping net interest income flat to the first quarter and in line with guidance. Noninterest income growth drove higher revenue, and when coupled with lower noninterest expenses, contributed to an increase in PPNR(a). Credit quality remained a strength with migration in line with expectations and net charge-offs at the low end of our normal 20 to 40 basis points range. With a conservative approach to capital management, we produced an estimated CET1 capital ratio of 11.94%, even after higher loan growth, a compelling dividend and an increase in share repurchases.”

(dollar amounts in millions, except per share data)	2nd Qtr '25	1st Qtr '25	2nd Qtr '24
FINANCIAL RESULTS
Net interest income	$575	$575	$533
Provision for credit losses	44	20	—
Noninterest income	274	254	291
Noninterest expenses	561	584	555
Pre-tax income	244	225	269
Provision for income taxes	45	53	63
Net income	$199	$172	$206
Diluted earnings per common share	$1.42	$1.25	$1.49
Average loans	50,665	50,214	51,071
Average deposits	61,246	61,899	63,055
Return on average assets (ROA)	1.03%	0.90%	1.05%
Return on average common shareholders' equity (ROE)	11.35	10.60	14.78
Net interest margin	3.16	3.18	2.86
Efficiency ratio (b)	65.78	70.28	67.77
Common equity Tier 1 capital ratio (a)(c)	11.94	12.05	11.55
Tier 1 capital ratio (a)(c)	11.94	12.60	12.08
(a)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(c)June 30, 2025 ratios are estimated.
Second Quarter 2025 Compared to First Quarter 2025 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $451 million to $50.7 billion.
•Increases of $139 million in Corporate Banking, $120 million in Wealth Management, $116 million in Environmental Services and smaller increases in other business lines, partially offset by a decline of $234 million in Equity Fund Services.
◦Period-end loans increased $1.3 billion to $51.2 billion, with growth in most lines of business, including increases of $252 million in general Middle Market, $218 million in Environmental Services and $154 million in both Equity Fund Services and Energy.
•Average yield on loans (including swaps) decreased 3 basis points to 6.10%, primarily reflecting a reduction in the benefit from Bloomberg Short-Term Bank Yield Index (BSBY) cessation.
Securities decreased $169 million to $14.8 billion, reflecting paydowns, partially offset by a decrease in average unrealized losses.
•Period-end unrealized losses on securities decreased $102 million to $2.4 billion.
Deposits decreased $653 million to $61.2 billion, with noninterest-bearing and interest-bearing deposits decreasing $373 million and $280 million, respectively.

•Noninterest-bearing deposits comprised 38% of total deposits, consistent with the prior quarter.
•Decreases of $195 million in Retail Banking, $135 million in Corporate Banking and smaller decreases in other business lines.
◦Period-end deposits decreased $1.5 billion to $60.0 billion, including decreases of $424 million in Retail Banking, $264 million in Technology and Life Sciences and $174 million in Entertainment, partially offset by a $168 million increase in Equity Fund Services.
▪Interest-bearing deposits decreased $1.0 billion, which included a $364 million decrease in brokered time deposits, while noninterest-bearing deposits decreased $459 million.
•The average cost of interest-bearing deposits increased 4 basis points to 2.69%, reflecting relationship-focused pricing.
Net interest income was stable at $575 million, while net interest margin decreased 2 basis points to 3.16%.
•Decrease in net interest margin driven by an increase in short-term borrowings to fund loan growth and the net impact of lower rates (including the impact of BSBY cessation), partially offset by a reduction in medium- and long-term debt as well as higher loan balances.
•Net interest income was positively impacted by one additional day in the quarter.
Provision for credit losses was $44 million.
•The allowance for credit losses was $735 million, or 1.44% as a percentage of total loans, which was consistent with prior quarter and reflected loan growth and continued economic uncertainty.
Noninterest income increased $20 million to $274 million.
•Increases of $11 million in capital markets income, $7 million in deferred compensation asset returns (mostly offset in noninterest expenses) and $5 million in fiduciary income.
Noninterest expenses decreased $23 million to $561 million.
•Decreases of $16 million in other noninterest expenses, $10 million in salaries and benefits expense (impacted by seasonal items) and $3 million in FDIC insurance expense, partially offset by increases of $3 million each in outside processing expense and advertising expense.
•Notable expense items in second quarter 2025 included a $13 million net benefit from settlements and dismissed litigation, $4 million in gains primarily on the sale of real estate and a $3 million interest recovery on a state tax matter.
Estimated common equity Tier 1 capital ratio* of 11.94%.
•Returned a total of $193 million to common shareholders through share repurchases and dividends.
◦Declared dividends of $93 million on common stock and repurchased $100 million of common stock (approximately 1.8 million shares) under the share repurchase program.
◦Share repurchases targeted at approximately $100 million in the third quarter of 2025.
•Delivered a notice of redemption on June 10, 2025 notifying holders of the 4,000 outstanding shares of Series A Preferred Stock and corresponding depositary shares that all such shares would be redeemed, effective July 1, 2025, which resulted in a $400 million reclassification from shareholders' equity to other liabilities reflected in the consolidated balance sheet at June 30, 2025.
◦Preferred stock impacts to net income attributable to common shares for the second quarter included $5 million in dividends and $6 million in costs pursuant to the notice of redemption.
•Common equity ratio of 8.80% and tangible common equity ratio* of 8.04%.
*See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '25	1st Qtr '25	2nd Qtr '24
Net interest income	$575	$575	$533
Net interest margin	3.16%	3.18%	2.86%
Selected balances:
Total earning assets	$70,343	$70,378	$71,829
Total loans	50,665	50,214	51,071
Total investment securities	14,814	14,983	15,750
Federal Reserve Bank deposits	4,401	4,664	4,474

Total deposits	61,246	61,899	63,055
Total noninterest-bearing deposits	23,107	23,480	25,357
Short-term borrowings	1,341	188	666
Medium- and long-term debt	5,740	6,488	7,082
Second quarter 2025 net interest income remained stable from the prior quarter, and net interest margin decreased 2 basis points, compared to first quarter 2025.
•Interest income on loans increased $12 million and had no net impact on net interest margin, as the benefits of one additional day in the quarter and higher loan balances were partially offset by the net impact of lower rates and lower nonaccrual interest.
◦The benefit from BSBY cessation to net interest income decreased $5 million, while the benefit to net interest margin declined 3 basis points.
•Interest income on investment securities decreased $2 million due to a decline in securities balances with no impact to net interest margin.
•Interest income on short-term investments decreased $3 million, primarily reflecting a decrease in deposits with the Federal Reserve Bank with no impact to net interest margin.
•Interest expense on deposits increased $4 million and reduced net interest margin by 1 basis point, reflecting the impacts of higher pay rates on deposits and one additional day in the quarter, partially offset by lower average interest-bearing deposit balances.
•Interest expense on debt increased $3 million and reduced net interest margin by 1 basis point, driven by an increase in short-term borrowings to fund loan growth, partially offset by a decline in medium- and long-term debt.
The net impact of lower rates to second quarter 2025 net interest income was a decrease of $7 million compared to first quarter 2025, and the net impact of lower rates to second quarter 2025 net interest margin was a reduction of 4 basis points to net interest margin. One additional day in second quarter 2025 benefited net interest income by $6 million.

Credit Quality
“We believe our proven approach to credit and underwriting serves as a competitive advantage as evidenced by net charge-offs of 22 basis points, at the low end of our normal range," said Farmer. "Credit quality was relatively stable as customers remained responsive in managing persistent inflationary pressures and an evolving economic landscape. Our allowance for credit reserves was once again flat at 1.44% of total loans, as the level of overall uncertainty considered in our analysis remained similar to the first quarter. Provision expense increased with robust loan growth, and migration remained in line with expectations with an increase in criticized loans and lower nonperforming assets. We will continue to actively monitor our portfolio and feel we are well-positioned to support our customers as they navigate the dynamic environment.”

(dollar amounts in millions)	2nd Qtr '25	1st Qtr '25	2nd Qtr '24
Charge-offs	$31	$32	$28
Recoveries	3	6	17
Net charge-offs	28	26	11
Net charge-offs/Average total loans	0.22%	0.21%	0.09%
Provision for credit losses	$44	$20	$—

Nonperforming loans	248	301	226
Nonperforming assets (NPAs)	249	301	226
NPAs/Total loans and foreclosed property	0.49%	0.60%	0.44%
Loans past due 90 days or more and still accruing	$42	$12	$11

Allowance for loan losses	698	683	686
Allowance for credit losses on lending-related commitments (a)	37	36	31
Total allowance for credit losses	735	719	717
Allowance for credit losses/Period-end total loans	1.44%	1.44%	1.38%
Allowance for credit losses/Nonperforming loans	3.0x	2.4x	3.2x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $735 million at June 30, 2025 and remained stable at 1.44% of total loans, reflecting loan growth and continued economic uncertainty.
•Criticized loans increased $172 million to $2.7 billion, or 5.4% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
•Nonperforming assets decreased $52 million to $249 million, or 0.49% of total loans and foreclosed property, compared to 0.60% in first quarter 2025.
•Net charge-offs totaled $28 million, compared to net charge-offs of $26 million in first quarter 2025.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. In addition to the three major business segments, the Finance and Other categories include items not directly associated with the business segments. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at June 30, 2025. A discussion of business segment results will be included in Comerica’s Form 10-Q for the quarter ended June 30, 2025.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review second quarter 2025 financial results at 7 a.m. CT Friday, July 18, 2025. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.

Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica, one of the 25 largest commercial U.S. financial holding companies, focuses on building relationships and helping people and businesses be successful. Comerica provides banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded on August 17, 1849, in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 15 states and services 13 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “achieve,” “anticipate,” “assume,” “believe,” “could,” “deliver,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “future,” “goal,” “grow,” “guidance,” “intend,” “may,” “might,” “plan,” “position,” “opportunity,” “outlook,” “strategy,” “target,” “trajectory,” “trend,” “will,” “would,” & similar expressions or the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to, statements about our business strategy, goals & objectives, projected financial & operating results, including outlook for future growth, & future common share dividends, common share repurchases & other uses of capital. These statements are not historical facts, but instead represent our beliefs regarding future events, many of which, by their nature, are inherently uncertain & outside of our control. Our actual results & financial condition may differ materially from those indicated in these forward-looking statements. Important factors that could cause our actual results & financial condition to differ materially from those indicated in such forward-looking statements include: the extent to which our businesses perform consistent with management’s expectations; our ability to take advantage of growth opportunities & implement targeted initiatives in the timeframe & on the terms we currently expect; the execution and efficacy of recent strategic investments; the timing & impact of the Direct Express transition; the impact of macroeconomic factors, such as changes in general economic conditions & monetary & fiscal policy, particularly on interest rates; changes in customer behavior; unfavorable developments concerning credit quality; declines in the businesses or industries of our customers; reductions in our credit ratings; security risks, including cybersecurity & data privacy risks; the outcomes of legal & regulatory proceedings & related financial services industry matters; compliance with regulatory requirements; competitive product & pricing pressures; & the other factors set forth in “Item 1A. Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this press release is based solely on information currently available to us & speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except to the extent required by law.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Lindsey Baird
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2025	2025	2024	2025	2024
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.42	$1.25	$1.49	$2.66	$2.47
Cash dividends declared	0.71	0.71	0.71	1.42	1.42
Average diluted shares (in thousands)	131,731	132,700	133,763	132,212	133,565
PERFORMANCE RATIOS
Return on average common shareholders' equity	11.35%	10.60%	14.78%	10.99%	12.00%
Return on average assets	1.03	0.90	1.05	0.96	0.85
Efficiency ratio (a)	65.78	70.28	67.77	68.00	72.24
CAPITAL
Common equity tier 1 capital (b), (c)	$8,718	$8,711	$8,586
Tier 1 capital (b), (c)	8,718	9,105	8,980
Risk-weighted assets (b)	72,988	72,286	74,342
Common equity tier 1 capital ratio (b), (c)	11.94%	12.05%	11.55%
Tier 1 capital ratio (b), (c)	11.94	12.60	12.08
Total capital ratio (b)	13.74	14.39	14.02
Leverage ratio (b)	10.90	11.36	10.90
Common shareholders' equity per share of common stock	$52.90	$50.73	$43.49
Tangible common equity per share of common stock (c)	47.96	45.85	38.65
Common equity ratio	8.80%	8.58%	7.24%
Tangible common equity ratio (c)	8.04	7.82	6.49
AVERAGE BALANCES
Commercial loans	$26,441	$26,112	$26,292	$26,278	$26,372
Real estate construction loans	3,499	3,479	4,553	3,489	4,863
Commercial mortgage loans	14,722	14,731	14,171	14,726	13,906
Lease financing	737	727	798	732	804
International loans	1,066	1,004	1,111	1,035	1,126
Residential mortgage loans	1,948	1,920	1,898	1,934	1,890
Consumer loans	2,252	2,241	2,248	2,247	2,260
Total loans	50,665	50,214	51,071	50,441	51,221
Earning assets	70,343	70,378	71,829	70,360	73,818
Total assets	77,543	77,558	79,207	77,550	81,412
Noninterest-bearing deposits	23,107	23,480	25,357	23,291	25,883
Interest-bearing deposits	38,139	38,419	37,698	38,278	38,300
Total deposits	61,246	61,899	63,055	61,569	64,183
Common shareholders' equity	6,633	6,367	5,454	6,501	5,568
Total shareholders' equity	6,936	6,761	5,848	6,850	5,962
NET INTEREST INCOME
Net interest income	$575	$575	$533	$1,150	$1,081
Net interest margin	3.16%	3.18%	2.86%	3.17%	2.83%
CREDIT QUALITY
Nonperforming assets	$249	$301	$226
Loans past due 90 days or more and still accruing	42	12	11
Net charge-offs	28	26	11	$54	$25
Allowance for loan losses	698	683	686
Allowance for credit losses on lending-related commitments	37	36	31
Total allowance for credit losses	735	719	717
Allowance for credit losses as a percentage of total loans	1.44%	1.44%	1.38%
Net loan charge-offs as a percentage of average total loans	0.22	0.21	0.09	0.21%	0.10%
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.60	0.44
Allowance for credit losses as a multiple of total nonperforming loans	3.0x	2.4x	3.2x
OTHER KEY INFORMATION
Number of banking centers	354	380	381
Number of employees - full time equivalent	7,963	7,860	7,608
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    June 30, 2025 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2025	2025	2024	2024
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,239	$1,083	$850	$719
Interest-bearing deposits with banks	4,049	4,709	5,954	4,093
Other short-term investments	334	379	375	396
Investment securities available-for-sale	14,874	15,102	15,045	15,656
Commercial loans	26,848	25,801	26,492	27,113
Real estate construction loans	3,558	3,393	3,680	4,554
Commercial mortgage loans	14,725	14,788	14,493	14,156
Lease financing	754	734	722	806
International loans	1,112	1,036	952	1,087
Residential mortgage loans	1,954	1,916	1,929	1,896
Consumer loans	2,228	2,244	2,271	2,238
Total loans	51,179	49,912	50,539	51,850
Allowance for loan losses	(698)	(683)	(690)	(686)
Net loans	50,481	49,229	49,849	51,164
Premises and equipment	436	447	473	474
Accrued income and other assets	6,575	6,673	6,751	7,095
Total assets	$77,988	$77,622	$79,297	$79,597
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$22,697	$23,156	$24,425	$24,522
Money market and interest-bearing checking deposits	31,397	32,029	32,714	29,016
Savings deposits	2,094	2,147	2,138	2,247
Customer certificates of deposit	3,111	3,095	3,450	3,775
Other time deposits	688	1,052	1,052	2,879
Foreign office time deposits	16	26	32	20
Total interest-bearing deposits	37,306	38,349	39,386	37,937
Total deposits	60,003	61,505	63,811	62,459
Short-term borrowings	2,925	1,225	—	1,250
Accrued expenses and other liabilities	2,438	2,107	2,270	2,615
Medium- and long-term debt	5,762	5,733	6,673	7,112
Total liabilities	71,128	70,570	72,754	73,436
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
0 shares authorized and issued at 6/30/25, 4,000 shares authorized and issued at 3/31/25, 12/31/24 and 6/30/24	—	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,199	2,198	2,218	2,210
Accumulated other comprehensive loss	(2,499)	(2,695)	(3,161)	(3,463)
Retained earnings	12,185	12,093	12,017	11,867
Less cost of common stock in treasury - 98,488,066 shares at 6/30/25, 96,945,906 shares at 3/31/25, 96,755,368 shares at 12/31/24, 95,559,986 shares at 6/30/24	(6,166)	(6,079)	(6,066)	(5,988)
Total shareholders' equity	6,860	7,052	6,543	6,161
Total liabilities and shareholders' equity	$77,988	$77,622	$79,297	$79,597

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$771	$803	$1,530	$1,611
Interest on investment securities	107	101	216	203
Interest on short-term investments	53	67	109	176
Total interest income	931	971	1,855	1,990
INTEREST EXPENSE
Interest on deposits	256	305	508	622
Interest on short-term borrowings	15	9	17	46
Interest on medium- and long-term debt	85	124	180	241
Total interest expense	356	438	705	909
Net interest income	575	533	1,150	1,081
Provision for credit losses	44	—	64	14
Net interest income after provision for credit losses	531	533	1,086	1,067
NONINTEREST INCOME
Card fees	59	64	118	130
Fiduciary income	57	58	109	109
Service charges on deposit accounts	47	46	93	91
Capital markets income	42	37	73	67
Commercial lending fees	17	17	33	33
Brokerage fees	14	14	28	24
Letter of credit fees	10	10	21	20
Bank-owned life insurance	9	11	18	21
Risk management hedging income (loss)	5	17	12	(8)
Other noninterest income	14	17	23	40
Total noninterest income	274	291	528	527
NONINTEREST EXPENSES
Salaries and benefits expense	358	323	726	671
Outside processing fee expense	67	68	131	136
Software expense	48	45	96	89
Occupancy expense	46	44	92	88
Equipment expense	13	13	26	25
FDIC insurance expense	11	19	25	55
Advertising expense	11	12	19	20
Other noninterest expenses	7	31	30	74
Total noninterest expenses	561	555	1,145	1,158
Income before income taxes	244	269	469	436
Provision for income taxes	45	63	98	92
NET INCOME	199	206	371	344
Less:
Income allocated to participating securities	1	1	2	2
Preferred stock dividends and other	11	5	17	11
Net income attributable to common shares	$187	$200	$352	$331
Earnings per common share:
Basic	$1.43	$1.50	$2.69	$2.49
Diluted	1.42	1.49	2.66	2.47
Comprehensive income (loss)	395	200	1,033	(71)
Cash dividends declared on common stock	93	95	186	189
Cash dividends declared per common share	0.71	0.71	1.42	1.42

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2025 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2025		Second Quarter 2024
(in millions, except per share data)	2025	2025	2024	2024	2024	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$771	$759	$795	$798	$803	$12	2%	$(32)	(4)%
Interest on investment securities	107	109	100	99	101	(2)	(1)	6	6
Interest on short-term investments	53	56	72	85	67	(3)	(4)	(14)	(21)
Total interest income	931	924	967	982	971	7	1	(40)	(4)
INTEREST EXPENSE
Interest on deposits	256	252	286	330	305	4	2	(49)	(16)
Interest on short-term borrowings	15	2	1	1	9	13	n/m	6	58
Interest on medium- and long-term debt	85	95	105	117	124	(10)	(10)	(39)	(31)
Total interest expense	356	349	392	448	438	7	2	(82)	(19)
Net interest income	575	575	575	534	533	—	—	42	8
Provision for credit losses	44	20	21	14	—	24	n/m	44	n/m
Net interest income after provision for credit losses	531	555	554	520	533	(24)	(4)	(2)	—
NONINTEREST INCOME
Card fees	59	59	62	64	64	—	—	(5)	(8)
Fiduciary income	57	52	54	57	58	5	8	(1)	(2)
Service charges on deposit accounts	47	46	47	46	46	1	3	1	3
Capital markets income	42	31	36	39	37	11	36	5	15
Commercial lending fees	17	16	18	17	17	1	7	—	—
Brokerage fees	14	14	14	13	14	—	—	—	—
Letter of credit fees	10	11	10	10	10	(1)	(4)	—	—
Bank-owned life insurance	9	9	11	12	11	—	—	(2)	(15)
Risk management hedging income	5	7	9	7	17	(2)	(32)	(12)	(73)
Net losses on debt securities	—	—	(19)	—	—	—	—	—	—
Other noninterest income	14	9	8	12	17	5	46	(3)	(21)
Total noninterest income	274	254	250	277	291	20	8	(17)	(6)
NONINTEREST EXPENSES
Salaries and benefits expense	358	368	346	335	323	(10)	(3)	35	11
Outside processing fee expense	67	64	68	69	68	3	4	(1)	(2)
Software expense	48	48	46	46	45	—	—	3	7
Occupancy expense	46	46	47	46	44	—	—	2	6
Equipment expense	13	13	14	13	13	—	—	—	—
FDIC insurance expense	11	14	10	11	19	(3)	(17)	(8)	(43)
Advertising expense	11	8	11	10	12	3	29	(1)	(7)
Other noninterest expenses	7	23	45	32	31	(16)	(72)	(24)	(79)
Total noninterest expenses	561	584	587	562	555	(23)	(4)	6	1
Income before income taxes	244	225	217	235	269	19	8	(25)	(9)
Provision for income taxes	45	53	47	51	63	(8)	(16)	(18)	(29)
NET INCOME	199	172	170	184	206	27	16	(7)	(3)
Less:
Income allocated to participating securities	1	1	1	1	1	—	—	—	—
Preferred stock dividends and other	11	6	6	6	5	5	98	6	98
Net income attributable to common shares	$187	$165	$163	$177	$200	$22	13%	$(13)	(6)%
Earnings per common share:
Basic	$1.43	$1.26	$1.23	$1.34	$1.50	$0.17	13%	$(0.07)	(5)%
Diluted	1.42	1.25	1.22	1.33	1.49	0.17	14	(0.07)	(5)
Comprehensive income (loss)	395	638	(636)	1,292	200	(243)	(38)	195	98
Cash dividends declared on common stock	93	93	93	94	95	—	—	(2)	(2)
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2025		2024
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$683	$690	$686	$686	$691
Allowance for credit losses on lending-related commitments	36	35	34	31	37
Allowance for credit losses	719	725	720	717	728
Loan charge-offs:
Commercial	27	17	22	11	19
Real estate construction	—	7	—	—	—
Commercial mortgage	2	7	—	10	6
Lease financing	1	—	—	1	3
International	—	—	—	1	—
Consumer	1	1	1	—	—
Total loan charge-offs	31	32	23	23	28
Recoveries on loans previously charged-off:
Commercial	1	5	5	6	15
Commercial mortgage	—	1	1	1	1
International	—	—	1	5	—
Consumer	2	—	—	—	1
Total recoveries	3	6	7	12	17
Net loan charge-offs	28	26	16	11	11
Provision for credit losses:
Provision for loan losses	43	19	20	11	6
Provision for credit losses on lending-related commitments	1	1	1	3	(6)
Provision for credit losses	44	20	21	14	—
Balance at end of period:
Allowance for loan losses	698	683	690	686	686
Allowance for credit losses on lending-related commitments	37	36	35	34	31
Allowance for credit losses	$735	$719	$725	$720	$717
Allowance for credit losses as a percentage of total loans	1.44%	1.44%	1.44%	1.43%	1.38%
Net loan charge-offs as a percentage of average total loans	0.22	0.21	0.13	0.08	0.09

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2025		2024
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$99	$108	$125	$97	$94
Real estate construction	11	20	—	—	—
Commercial mortgage	68	110	118	88	69
Lease financing	—	1	1	1	1
International	—	—	—	3	13
Total nonperforming business loans	178	239	244	189	177
Retail loans:
Residential mortgage	42	35	37	36	23
Consumer:
Home equity	28	27	27	25	26
Total nonperforming retail loans	70	62	64	61	49
Total nonperforming loans	248	301	308	250	226
Foreclosed property	1	—	—	—	—
Total nonperforming assets	$249	$301	$308	$250	$226
Nonperforming loans as a percentage of total loans	0.48%	0.60%	0.61%	0.50%	0.44%
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.60	0.61	0.50	0.44
Allowance for credit losses as a multiple of total nonperforming loans	3.0x	2.4x	2.4x	2.9x	3.2x
Loans past due 90 days or more and still accruing	$42	$12	$44	$21	$11
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$301	$308	$250	$226	$217
Loans transferred to nonaccrual (a)	19	43	97	55	45
Nonaccrual loan gross charge-offs	(31)	(32)	(23)	(23)	(28)
Loans transferred to accrual status (a)	—	—	(5)	—	—
Nonaccrual loans sold	—	(1)	(1)	(14)	(2)
Payments/other (b)	(41)	(17)	(10)	6	(6)
Nonaccrual loans at end of period	$248	$301	$308	$250	$226
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,278	$740	5.68%	$26,372	$694	5.30%
Real estate construction loans	3,489	130	7.49	4,863	203	8.40
Commercial mortgage loans	14,726	483	6.62	13,906	516	7.46
Lease financing	732	21	5.76	804	25	6.16
International loans	1,035	34	6.63	1,126	44	7.91
Residential mortgage loans	1,934	40	4.10	1,890	36	3.79
Consumer loans	2,247	82	7.39	2,260	93	8.28
Total loans	50,441	1,530	6.12	51,221	1,611	6.33
Mortgage-backed securities (b)	13,613	189	2.32	14,536	200	2.29
U.S. Treasury securities (c)	1,285	27	4.19	1,503	3	0.33
Total investment securities	14,898	216	2.46	16,039	203	2.13
Interest-bearing deposits with banks (d)	4,672	103	4.37	6,184	169	5.48
Other short-term investments	349	6	3.35	374	7	4.00
Total earning assets	70,360	1,855	5.11	73,818	1,990	5.20
Cash and due from banks	749			771
Allowance for loan losses	(686)			(690)
Accrued income and other assets	7,127			7,513
Total assets	$77,550			$81,412
Money market and interest-bearing checking deposits (e)	$31,880	433	2.73	$28,890	464	3.21
Savings deposits	2,126	2	0.16	2,320	3	0.22
Customer certificates of deposit	3,177	45	2.84	3,883	72	3.71
Other time deposits	1,066	28	5.24	3,184	83	5.28
Foreign office time deposits	29	—	3.74	23	—	4.39
Total interest-bearing deposits	38,278	508	2.67	38,300	622	3.26
Federal funds purchased	281	6	4.41	13	—	5.39
Other short-term borrowings	487	11	4.45	1,611	46	5.65
Medium- and long-term debt	6,112	180	5.87	6,992	241	6.88
Total interest-bearing sources	45,158	705	3.13	46,916	909	3.88
Noninterest-bearing deposits	23,291			25,883
Accrued expenses and other liabilities	2,251			2,651
Shareholders' equity	6,850			5,962
Total liabilities and shareholders' equity	$77,550			$81,412
Net interest income/rate spread		$1,150	1.98		$1,081	1.32
Impact of net noninterest-bearing sources of funds			1.19			1.51
Net interest margin (as a percentage of average earning assets)			3.17%			2.83%
(a)Interest income on commercial loans included net expense from cash flow swaps of $161 million and $344 million for the six months ended June 30, 2025 and 2024, respectively.
(b)Average balances included $2.7 billion and $3.0 billion of unrealized losses for the six months ended June 30, 2025 and 2024, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $3 million of unrealized gains and $64 million of unrealized losses for the six months ended June 30, 2025 and 2024, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $10 million and $3 million of collateral posted and netted against derivative liability positions for the six months ended June 30, 2025 and 2024, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $83 million and $125 million of collateral received and netted against derivative asset positions for the six months ended June 30, 2025 and 2024, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,441	$372	5.65%	$26,112	$368	5.72%	$26,292	$346	5.29%
Real estate construction loans	3,499	66	7.51	3,479	64	7.47	4,553	95	8.43
Commercial mortgage loans	14,722	243	6.63	14,731	240	6.60	14,171	263	7.47
Lease financing	737	11	5.82	727	10	5.69	798	13	6.20
International loans	1,066	18	6.59	1,004	16	6.67	1,111	22	8.02
Residential mortgage loans	1,948	20	4.11	1,920	20	4.09	1,898	18	3.83
Consumer loans	2,252	41	7.40	2,241	41	7.37	2,248	46	8.24
Total loans	50,665	771	6.10	50,214	759	6.13	51,071	803	6.32
Mortgage-backed securities (b)	13,525	94	2.32	13,702	95	2.33	14,290	99	2.29
U.S. Treasury securities (c)	1,289	13	4.18	1,281	14	4.21	1,460	2	0.39
Total investment securities	14,814	107	2.46	14,983	109	2.46	15,750	101	2.14
Interest-bearing deposits with banks (d)	4,540	50	4.37	4,806	53	4.36	4,642	64	5.40
Other short-term investments	324	3	3.34	375	3	3.37	366	3	3.99
Total earning assets	70,343	931	5.11	70,378	924	5.11	71,829	971	5.20
Cash and due from banks	766			733			603
Allowance for loan losses	(683)			(690)			(691)
Accrued income and other assets	7,117			7,137			7,466
Total assets	$77,543			$77,558			$79,207
Money market and interest-bearing checking deposits (e)	$31,849	220	2.77	$31,912	213	2.70	$29,080	236	3.24
Savings deposits	2,112	1	0.16	2,140	1	0.16	2,287	2	0.22
Customer certificates of deposit	3,074	21	2.75	3,282	24	2.93	3,901	36	3.67
Other time deposits	1,080	14	5.13	1,052	14	5.35	2,403	31	5.28
Foreign office time deposits	24	—	3.68	33	—	3.78	27	—	4.42
Total interest-bearing deposits	38,139	256	2.69	38,419	252	2.65	37,698	305	3.23
Federal funds purchased	377	4	4.41	184	2	4.41	—	—	—
Other short-term borrowings	964	11	4.45	4	—	4.61	666	9	5.63
Medium- and long-term debt	5,740	85	5.92	6,488	95	5.83	7,082	124	6.98
Total interest-bearing sources	45,220	356	3.15	45,095	349	3.12	45,446	438	3.85
Noninterest-bearing deposits	23,107			23,480			25,357
Accrued expenses and other liabilities	2,280			2,222			2,556
Shareholders' equity	6,936			6,761			5,848
Total liabilities and shareholders' equity	$77,543			$77,558			$79,207
Net interest income/rate spread		$575	1.96		$575	1.99		$533	1.35
Impact of net noninterest-bearing sources of funds			1.20			1.19			1.51
Net interest margin (as a percentage of average earning assets)			3.16%			3.18%			2.86%
(a)Interest income on commercial loans included net expense from cash flow swaps of $83 million, $78 million and $174 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(b)Average balances included $2.6 billion, $2.7 billion and $3.1 billion of unrealized losses for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $4 million of unrealized gains, $1 million of unrealized gains and $58 million of unrealized losses for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $18 million, $2 million and $8 million of collateral posted and netted against derivative liability positions for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $96 million, $70 million and $121 million of collateral received and netted against derivative asset positions for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT MARCH 31, 2024	$394	132.5	$1,141	$2,202	$(3,457)	$11,765	$(5,995)	$6,050
Net income	—	—	—	—	—	206	—	206
Other comprehensive loss, net of tax	—	—	—	—	(6)	—	—	(6)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(95)	—	(95)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(4)	7	2
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
BALANCE AT MARCH 31, 2025	$394	131.2	$1,141	$2,198	$(2,695)	$12,093	$(6,079)	$7,052
Net income	—	—	—	—	—	199	—	199
Other comprehensive income, net of tax	—	—	—	—	196	—	—	196
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(93)	—	(93)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Purchase of common stock	—	(1.8)	—	—	—	—	(101)	(101)
Redemption of preferred stock	(394)	—	—	—	—	(6)	—	(400)
Net issuance of common stock under employee stock plans	—	0.3	—	(7)	—	(3)	14	4
Share-based compensation	—	—	—	8	—	—	—	8
BALANCE AT JUNE 30, 2025	$—	129.7	$1,141	$2,199	$(2,499)	$12,185	$(6,166)	$6,860
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	344	—	344
Other comprehensive loss, net of tax	—	—	—	—	(415)	—	—	(415)
Cash dividends declared on common stock ($1.42 per share)	—	—	—	—	—	(189)	—	(189)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Net issuance of common stock under employee stock plans	—	0.7	—	(50)	—	—	44	(6)
Share-based compensation	—	—	—	36	—	—	—	36
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
BALANCE AT DECEMBER 31, 2024	$394	131.4	$1,141	$2,218	$(3,161)	$12,017	$(6,066)	$6,543
Net income	—	—	—	—	—	371	—	371
Other comprehensive income, net of tax	—	—	—	—	662	—	—	662
Cash dividends declared on common stock ($1.42 per share)	—	—	—	—	—	(186)	—	(186)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(2.5)	—	(1)	—	—	(150)	(151)
Redemption of preferred stock	(394)	—	—	—	—	(6)	—	(400)
Net issuance of common stock under employee stock plans	—	0.8	—	(53)	—	—	50	(3)
Share-based compensation	—	—	—	35	—	—	—	35
BALANCE AT JUNE 30, 2025	$—	129.7	$1,141	$2,199	$(2,499)	$12,185	$(6,166)	$6,860
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended June 30, 2025
Earnings summary:
Net interest income (expense)	$453	$245	$47	$(211)	$41	$575
Provision for credit losses	48	(2)	(1)	—	(1)	44
Noninterest income	149	26	76	17	6	274
Noninterest expenses	252	167	85	1	56	561
Provision (benefit) for income taxes	59	24	9	(47)	—	45
Net income (loss)	$243	$82	$30	$(148)	$(8)	$199
Net charge-offs	$25	$3	$—	$—	$—	$28
Selected average balances:
Assets	$45,375	$3,062	$5,241	$17,113	$6,752	$77,543
Loans	43,146	2,409	5,104	—	6	50,665
Deposits	32,272	23,443	3,576	1,666	289	61,246

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended March 31, 2025
Earnings summary:
Net interest income (expense)	$472	$254	$48	$(240)	$41	$575
Provision for credit losses	31	(5)	(6)	—	—	20
Noninterest income	135	26	71	23	(1)	254
Noninterest expenses	267	180	97	1	39	584
Provision (benefit) for income taxes	71	26	7	(52)	1	53
Net income (loss)	$238	$79	$21	$(166)	$—	$172
Net charge-offs	$26	$—	$—	$—	$—	$26
Selected average balances:
Assets	$44,960	$3,053	$5,170	$17,433	$6,942	$77,558
Loans	42,850	2,380	4,984	—	—	50,214
Deposits	32,750	23,638	3,620	1,633	258	61,899

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended June 30, 2024
Earnings summary:
Net interest income (expense)	$465	$203	$48	$(220)	$37	$533
Provision for credit losses	—	1	(2)	—	1	—
Noninterest income	146	33	78	33	1	291
Noninterest expenses	250	177	88	1	39	555
Provision (benefit) for income taxes	85	14	10	(46)	—	63
Net income (loss)	$276	$44	$30	$(142)	$(2)	$206
Net charge-offs	$8	$2	$1	$—	$—	$11
Selected average balances:
Assets	$45,843	$3,029	$5,299	$18,448	$6,588	$79,207
Loans	43,709	2,322	5,026	—	14	51,071
Deposits	31,176	24,590	3,951	3,032	306	63,055

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Pre-tax, pre-provision net revenue (PPNR) is a measure that Comerica uses to understand fundamental operating performance before credit-related and tax expenses. Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	June 30,	March 31,	June 30,
(in millions, except share data)	2025	2025	2024
Pre-tax, Pre-provision Net Revenue (PPNR):
Net income	$199	$172	$206
Add:
Provision for income taxes	45	53	63
Provision for credit losses	44	20	—
PPNR	$288	$245	$269
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,718	$9,105	$8,980
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	—	394	394
Common equity tier 1 capital	$8,718	$8,711	$8,586
Risk-weighted assets	$72,988	$72,286	$74,342
Tier 1 capital ratio	11.94%	12.60%	12.08%
Common equity tier 1 capital ratio	11.94	12.05	11.55
Tangible Common Equity:
Total shareholders' equity	$6,860	$7,052	$6,161
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	—	394	394
Common shareholders' equity	$6,860	$6,658	$5,767
Less:
Goodwill	635	635	635
Other intangible assets	5	6	7
Tangible common equity	$6,220	$6,017	$5,125
Total assets	$77,988	$77,622	$79,597
Less:
Goodwill	635	635	635
Other intangible assets	5	6	7
Tangible assets	$77,348	$76,981	$78,955
Common equity ratio	8.80%	8.58%	7.24%
Tangible common equity ratio	8.04	7.82	6.49
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,860	$6,658	$5,767
Tangible common equity	6,220	6,017	5,125
Shares of common stock outstanding (in millions)	130	131	133
Common shareholders' equity per share of common stock	$52.90	$50.73	$43.49
Tangible common equity per share of common stock	47.96	45.85	38.65
(a)June 30, 2025 ratios are estimated.